SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                    -----------------------

                           FORM 8-K



                        CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported)  May 21, 1997


           FLORIDA INCOME FUND II, LTD. PARTNERSHIP
               --------------------------------
    (Exact Name of Registrant as Specified in its Charter)



     OHIO                    33-04345               33-1168320
---------------         -------------------         -----------
(State or Other       (Commission file number)    (IRS Employer
Jurisdiction of                                     ID Number)
Incorporation)


   12800 University Drive, Ste 675, Ft. Myers, FL     33907
    -------------------------------------------------------
    (Address of Principal Executive Offices     (Zip Code)


Registrant's telephone number, including area code (941) 481-2011
                                                  ---------------


                              N/A
  -----------------------------------------------------------
  Former Name or Former Address, if Changes Since Last Report

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                       TABLE OF CONTENTS





ITEM 2

     ACQUISITION OR DISPOSITION OF ASSETS



ITEM 5

     HISTORICAL SUMMARY OF GROSS REVENUES AND
     CERTAIN DIRECT OPERATING EXPENSES



EXHIBIT 99.1

     SELLERS CLOSING STATEMENT



SIGNATURES

























Page 2
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                       ITEM 2 - FORM 8-K

             ACQUISITION OR DISPOSITION OF ASSETS


SALE OF BROADWAY MEDICAL CENTER

The Partnership made a capital distribution as a result of the sale of Broadway Medical Center, a 15,379 sq. ft. medical office building located in Fort Myers, to RY Court Properties, Inc. on May 21, 1997 at a price of $600,000 before certain purchaser credits. The purchaser was not affiliated with the Partnership or its general partner. It is a Florida Corporation under the control of a tenant in the property.

Credits to the purchaser included a credit for prior above market rents in the amount of $60,000 and credits totaling $11,500 for certain deferred property maintenance.

Costs of sale totaled $39,950 which included a real estate sales commission of $32,400, title insurance fees of $3,350 and a property transfer tax of $4,200.

The property was free and clear of debt. A special capital cash distribution of $498,000 or $46.74 per investment unit was distributed to the limited partners on May 21, 1997.

Pursuant to the information required by Article 11 of Regulation S-X, if the Partnership had disposed of the property on March 31, 1997, the effect on the Partnership's unaudited balance sheet of the same date would have been a decrease in net asset value of $1,081,124, a decrease in other liabilities of $6,135 and a decrease in net worth of $576,534. This net worth would then be further reduced by $498,000 as a result of the special capital cash distribution to the limited partners.

If this sale had occurred on January 1, 1997, the effect on the unaudited income statement for the three months ended march 31, 1997 would have been a decrease in revenue by $51,069, a decrease in operating expenses by $10,262, a decrease in other non-operating expenses by $3,354, and a decrease in depreciation expense by $8,877. All of the foregoing adjustments would have resulted in a decrease in net income of $28,576.

Included in this report is a historical summary of property's gross revenues and certain direct operating expenses for the twelve month periods ending 12/31/96, 12/31/95 and 12/31/94. Also included is a summary of the Seller's Closing Statement.


Page 3
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
                    BROADWAY MEDICAL CENTER
           HISTORICAL SUMMARY OF GROSS REVENUES AND
               CERTAIN DIRECT OPERATING EXPENSES


                       12/31/96      12/31/95       12/31/94
GROSS REVENUES

Rental Income
and other              235,591       248,672        264,414

Total Revenue          235,591       248,672        264,414

CERTAIN DIRECT
OPERATING EXPENSES

Maintenance              5,034         8,723          9,622
Utilities               11,843         8,652          9,103
Administrative          11,678        15,300         15,710
Real Estate Taxes       13,152        18,596         23,055
Insurance                4,399         5,531          5,153
Landlord  Costs          3,020         1,476            306
                       _______       _______        _______
TOTAL CERTAIN DIRECT    49,126        58,278         62,949
OPERATING EXPENSES

EXCESS OF GROSS        186,465       190,394        201,465
REVENUES OVER CERTAIN
DIRECT OPERATING
EXPENSES
















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                          SIGNATURES



Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


FLORIDA INCOME FUND II, LTD PARTNERSHIP
(REGISTRANT)



June 4, 1997


/S/ LAWRENCE A. RAIMONDI
----------------------------------
LAWRENCE A. RAIMONDI
PRESIDENT AND DIRECTOR, AND CEO
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL EXECUTIVE OFFICER)



/S/ JOE K. BLACKETER
----------------------------------
JOE K. BLACKETER
SECRETARY/TREASURER
MARINER CAPITAL MANAGEMENT, INC.
(PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)


















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